Exhibit 4

                               SECOND AMENDMENT TO
                                CREDIT AGREEMENT


                                      Among


                         ALLEGHENY TELEDYNE INCORPORATED
                                 as the Borrower


                   THE FINANCIAL INSTITUTIONS PARTY THERETO
                                 as the Lenders


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                            THE CHASE MANHATTAN BANK
                                MELLON BANK, N.A.
                                       and
                         PNC BANK, NATIONAL ASSOCIATION
                               as Managing Agents


                                       and


                         PNC BANK, NATIONAL ASSOCIATION
                as the Documentation and Administrative Agent



                                   Dated as of

                                 March 24, 1998

                      SECOND AMENDMENT TO CREDIT AGREEMENT


            THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") made as of March 24, 1998 to that certain Credit Agreement dated as of August 30, 1996 as amended by the First Amendment to Credit Agreement dated as of August 31, 1997 (the Credit Agreement together with the exhibits and schedules thereto and all modifications, amendments, extensions, renewals, substitutions or replacements prior to the date hereof, the "Existing Agreement") among the FINANCIAL INSTITUTIONS listed on the signature pages hereto and each other financial  institution  which  from  time to time  becomes  a  party  hereto  in accordance with Section 9.6a (individually a "Lender" and collectively the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, THE CHASE MANHATTAN BANK, MELLON BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION as Managing Agents (individually a "Managing Agent" and collectively the "Managing Agents") and PNC BANK, NATIONAL ASSOCIATION, a national banking association, Documentation and Administrative Agent for the Lenders (in such capacity the "Agent").

                                   WITNESSETH:

            WHEREAS, the Borrower and the initial Lenders, the Managing Agent and the Agent entered into the Existing Agreement pursuant to which the Lenders made certain financial accommodations available to the Borrower including a Revolving Credit Commitment;

            WHEREAS, the Borrower and the Lenders, the Managing Agents and the Agent desire to amend the Existing Agreement as set forth herein.

            NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the Borrower and the Bank with the intent to be legally bound hereby, agree that the Existing Agreement shall be amended as follows:


                                    ARTICLE I

                        AMENDMENTS TO EXISTING AGREEMENT

            SECTION 1.01. ADDITIONAL DEFINITIONS. Section 1.1 of the Existing Agreement is hereby amended such that the following definition shall be added thereto in the appropriate alphabetical order:

            "Effective Time of Merger" means March 24, 1998 or such other date and time when the Merger (as defined below) becomes effective.

            "Merger" means the merger pursuant to the Agreement and Plan of Merger dated as of October 31, 1997 among OREMET, the Borrower and a wholly owned Subsidiary of the Borrower pursuant to which (i) a wholly-owned Subsidiary of the Borrower was merged with and into OREMET, with OREMET being the surviving corporation of the merger and (ii) with certain limited exceptions, each share of common stock of OREMET outstanding immediately prior to the Effective Time of the Merger was automatically converted, at the Effective Time of the Merger into the right to receive shares of the common stock of the Borrower.

            "OREMET" means Oregon Metallurgical Corporation, an Oregon corporation which prior to the Effective Time of the Merger was a publicly held corporation and at the Effective Time of the Merger, as the surviving corporation of the Merger, became a wholly-owned Subsidiary of the Borrower. Any reference to OREMET in the Agreement, in respect of an event or occurrence prior to the Effective Time of the Merger, shall be a reference to OREMET as a publicly held corporation, and any reference to OREMET herein, in respect of an event or occurrence after the Effective Time of the Merger, shall be in reference to OREMET as a wholly-owned Subsidiary of the Borrower.

            "Second Amendment" means the Second Amendment to Credit Agreement among the Borrower, the Lenders, the Managing Agents and the Agent dated as of March 24, 1998.

            "Second Amendment Effective Date" shall mean March 24, 1998.

            "Year 2000 Problem" means the risk that computer applications used by or for the benefit of the Borrower and its Subsidiaries may be unable to recognize and perform properly date sensitive functions involving certain dates prior to and any date after December 31, 1999.

            SECTION 1.02. NEW SECTION 3.16. The Existing Agreement shall be amended by adding a new Section 3.16 which shall read as follows:

Section 3.16. YEAR 2000 ANALYSIS. The Borrower and its Subsidiaries are reviewing the areas within their respective businesses and operations which could reasonably be expected to be adversely affected by, and have developed or are developing programs to address on a timely basis the Year 2000 Problem. Based on such review and programs the Borrower reasonably believes that the Year 2000 Problem will not have a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

            SECTION 1.03. AMENDMENT TO SECTION 4.11. Section 4.11 of the Existing Agreement is amended and restated in its entirety to read as follows:

Section 4.11. OWNERSHIP OF ALC, TI AND OREMET. At all times during the term hereof the Borrower shall be the legal and beneficial owner of, and shall retain all voting rights relating to, all of the issued and outstanding capital stock of ALC and TI. At all times during the term hereof after the Effective Time of the Merger, the Borrower shall be the legal and beneficial owner of, and shall retain all voting rights relating to, all of the issued and outstanding capital stock of OREMET.

            SECTION 1.04. NEW SECTION 4.12. The Existing Agreement shall be amended by adding a new Section 4.12 which shall read as follows:

Section 4.12. YEAR 2000. The Borrower shall take all action necessary to assure the Borrower's and its Subsidiaries' computer-based systems are able, in all material respects, to effectively process data including dates on and after January 1, 2000, such that there will be no Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole as a result of the Year 2000 Problem.

            SECTION 1.05. NO OTHER AMENDMENTS OR WAIVERS. The amendments to the Existing Agreement set forth in Sections 1.01 through 1.04 inclusive above do not either implicitly or explicitly alter, waive or amend, except as expressly provided in this Second Amendment, the provisions of the Existing Agreement. The amendments set forth in Sections 1.01 through 1.04 hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Lenders or the Agent under the Existing Agreement with respect to any such violation. Nothing in this Second Amendment shall be deemed or construed to be a waiver or release of, or a limitation upon, the Lenders' or the Agents' exercise of any of their respective rights and remedies under the Existing Agreement and the other Loan Documents, whether arising as a consequence of any Events of Default which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.


                                   ARTICLE II

                   BORROWER'S SUPPLEMENTAL REPRESENTATIONS

            SECTION 2.01 INCORPORATION BY REFERENCE. As an inducement to the Lenders to enter into this Second Amendment, the Borrower hereby repeats herein, for the benefit of the Lenders, the representations and warranties made by the Borrower in Sections 3.1 through 3.15, inclusive, of the Existing Agreement, as amended hereby, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this Second Amendment.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

            SECTION 3.01. CONDITIONS PRECEDENT. Each of the following shall be a condition precedent to the effectiveness of this Second Amendment:

            (i) The Lenders shall have received, on or before the Second Amendment Effective Date, duly executed counterpart originals of this Second Amendment.

            (ii) The following statements shall be true and correct on the Second Amendment Effective Date:

                  (A) except to the extent modified in writing by the Borrower heretofore delivered to the Lenders, the representations and warranties made pursuant to Section 2.01 of this Second Amendment and in the other Loan Documents are true and correct on and as of the Second Amendment Effective Date as though made on and as of such date in all material respects;

                  (B) no Event of Default or event which with the giving of notice or passage of time or both would become an Event of Default has occurred and is continuing, or would result from the execution of or performance under this Second Amendment;

                  (C) the Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Existing Agreement and the other Loan Documents.


                                   ARTICLE IV

                               GENERAL PROVISIONS

            SECTION 4.01. RATIFICATION OF TERMS. Except as expressly amended by this Second Amendment, the Existing Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed in all material respects.

            SECTION 4.02. REFERENCES. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Second Amendment in connection with the Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Existing Agreement without making specific reference to this Second Amendment, but nevertheless all such references shall include this Second Amendment unless the context requires otherwise. From and after the Second Amendment Effective Date, all references in the Existing Agreement and each of the other Loan Documents to the "Agreement" shall be deemed to be references to the Existing Agreement as amended hereby.

            SECTION 4.03. COUNTERPARTS. This Second Amendment may be executed in different counterparts, each of which when executed by the Borrower and a Lender shall be regarded as an original, and all such counterparts shall constitute one Second Amendment.

            SECTION 4.04. CAPITALIZED TERMS. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Existing Agreement, as amended hereby.

            SECTION 4.05. GOVERNING LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

            SECTION 4.06. HEADINGS. The headings of the sections in this Second Amendment are for purposes of reference only and shall not be deemed to be a part hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Second Amendment to be duly executed by their proper and duly authorized officers the day first above written.


                                          ALLEGHENY TELEDYNE INCORPORATED


                                          By    /S/ R. S. PARK
                                                --------------------------------
                                          Name  R. S. PARK
                                                --------------------------------

                                          Title VICE PRESIDENT, TREASURER
                                                --------------------------------


PNC BANK, NATIONAL ASSOCIATION,           BANK OF AMERICA NATIONAL
as Lender, Managing Agent and Agent       TRUST AND SAVINGS ASSOCIATION,
                                          as Lender and Managing Agent


By    /S/ DAVID B. GOOKIN                 By    /S/ M. A. DETRICK
      ----------------------------              --------------------------------
Name  DAVID B. GOOKIN                     Name  M. A. DETRICK
      ----------------------------              --------------------------------
Title VICE PRESIDENT                      Title VICE PRESIDENT
      ----------------------------              --------------------------------


THE CHASE MANHATTAN BANK,                  MELLON BANK, N.A.,
as Lender and Managing Agent               as Lender and Managing Agent


By    /S/ JAMES H. RAMAGE                 By    /S/ ROGER N. STANIER
      ----------------------------              --------------------------------
Name  JAMES H. RAMAGE                     Name  ROGER N. STANIER
      ----------------------------              --------------------------------
Title VICE PRESIDENT                      Title VICE PRESIDENT
      ----------------------------              --------------------------------


THE BANK OF NEW YORK                      MORGAN GUARANTY TRUST
                                          COMPANY OF NEW YORK

By    /S/ ROBERT J. JOYCE                 By    /S/ CHRISTOPHER C. KUNHARDT
      ----------------------------              --------------------------------

Name  ROBERT J. JOYCE                     Name  CHRISTOPHER C. KUNHARDT
      ----------------------------              --------------------------------
Title VICE PRESIDENT                      Title VICE PRESIDENT
      ----------------------------              -------------------------------

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                        [CONTINUATION OF SIGNATURE PAGE]

NATIONSBANK, N.A.                         THE TORONTO-DOMINION BANK


By    /S/ PHILIP DURAND                   By    /S/ DAVID G. PARKER
      ----------------------------              --------------------------------
Name  PHILIP DURAND                       Name  DAVID G. PARKER
      ----------------------------              --------------------------------
Title VICE PRESIDENT                      Title MANAGER CREDIT ADMINISTRATION
      ----------------------------              --------------------------------


BANK OF TOKYO-MITSUBISHI TRUST            CORESTATES BANK, N.A.
COMPANY


By    /S/ M.R. MARRON                     By    /S/ DONNA J. EMHART
      ----------------------------              --------------------------------

Name   M. R. MARRON                       Name  DONNA J. ENHART
      ----------------------------              --------------------------------

Title VICE PRESIDENT                      Title VICE PRESIDENT
      ----------------------------              --------------------------------


THE FIRST NATIONAL BANK OF                 NATIONAL CITY BANK OF
CHICAGO                                    PENNSYLVANIA

By    /S/ KENNETH J. KRAMER               By    /S/ WILLIAM S. HARRIS
      ----------------------------              --------------------------------

Name  KENNETH J. KRAMER                   Name  WILLIAM S. HARRIS
      ----------------------------              --------------------------------
Title AS AUTHORIZED AGENT                 Title VICE PRESIDENT
      ----------------------------              --------------------------------

THE FUJI BANK LIMITED, NEW YORK           UNION BANK OF SWITZERLAND,
BRANCH                                    NEW YORK BRANCH


By    /S/ RAYMOND VENTURA                 By    /S/ HAMILTON W. BULLARD
      ----------------------------              --------------------------------
Name  RAYMOND VENTURA                     Name  HAMILTON W. BULLARD
      ----------------------------              --------------------------------
Title VICE PRESIDENT AND MANAGER          Title ASSISTANT TREASURER
      ----------------------------              --------------------------------

                                          By    /S/ PAUL R. MORRISON
                                                --------------------------------
                                          Name  PAUL R. MORRISON
                                                --------------------------------
                                          Title DIRECTOR
                                                --------------------------------